ITEM 77Q1
EXHIBIT





AMENDMENT #1 TO
EXHIBIT C
to the
Investment Advisory
Contract

Federated Intermediate
Government/Corporate
Fund

	This Amendment
#1 to Exhibit C to the
Investment Advisory
Contract between Federated
Investment Management
Company and Federated
Institutional Trust,
approved at a board
meeting on May 17, 2013,
shall become effective as of
June 24, 2013.

	For all services
rendered by Adviser
hereunder, the above-
named Fund of the Trust
shall pay to Adviser and
Adviser agrees to accept as
full compensation for all
services rendered
hereunder, an annual
investment advisory fee
equal to .30 of 1% of the
average daily net assets of
the Fund.

	The portion of the
fee based upon the average
daily net assets of the Fund
shall be accrued daily at the
rate of 1/365th of .30 of 1%
applied to the daily net
assets of the Fund.

	The right of the
Adviser as set forth in
Paragraph 6 of this
Contract to assume
expenses of one or more of
the Funds shall also apply
as to any classes of the
above-named Fund.

	The advisory fee
so accrued shall be paid to
Adviser daily.

	Witness the due
execution hereof this 1st
day of June, 2013.



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